AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Tuesday Morning Corporation

(Exact name of registrant as specified in its charter)

Delaware	75-2398532
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

6250 LBJ Freeway
Dallas, Texas	75240
(Address of Principal Executive Offices)	(Zip Code)

TUESDAY MORNING CORPORATION 2008 LONG-TERM EQUITY INCENTIVE PLAN

(Full title of the plan)

Stephanie D. Bowman

Executive Vice President, Chief Financial Officer, Secretary and Treasurer

Tuesday Morning Corporation

6250 LBJ Freeway

Dallas, Texas 75240

(Name and address of agent for service)

(972) 387-3562

(Telephone number, including area code, of agent for service)

Copy to:

Harva R. Dockery

Fulbright & Jaworski L.L.P.

2200 Ross Avenue

Suite 2800

Dallas, Texas 75201

(214) 855-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, par value $0.01 per share	2,500,000 shares	$3.20	$8,000,000	$446.40

(1)                                  If, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, or similar transaction involving, the securities covered by this Registration Statement.

(2)                                  Estimated solely for calculating the amount of the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 and based on the average of the high and low prices reported on The NASDAQ Stock Market on May 5, 2009.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Tuesday Morning Corporation, a Delaware corporation (the “Company” or the “Registrant”), will send or give to all participants in the Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan the document(s) containing information specified by Part I of Form S-8 as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

(a)                               The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2008, filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on August 29, 2008.

(b)

(i)                                  The Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, filed with the Commission on November 4, 2008.

(ii)                               The Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008, filed with the Commission on January 30, 2009.

(iii)                            The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Commission on May 6, 2009.

(c)                               The Company’s Current Reports on Form 8-K filed with the Commission pursuant to the Exchange Act on October 3, 2008, October 10, 2008, November 19, 2008, December 23, 2008, January 30, 2009, and March 3, 2009.

(d)                              The description of the Company’s common stock, par value $0.01 per share, contained in Item 1 of the Company’s Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act on April 22, 1999, including any amendments thereto.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL also provides that a corporation has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

Article Nine of the Company’s Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, as the same exists or may be amended, a director of the Company is not liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director.

Article V of the Amended and Restated By-laws of the Company (effective as of December 14, 2006) (the “By-laws”) provides, among other things, that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer, of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Company to the fullest extent which it is empowered to do so unless prohibited from doing so by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment) against all expense, liability and loss (including attorneys’ fees actually and reasonably incurred by such person in connection with such proceeding) and such indemnification inures to the benefit of the person’s heirs, executors and administrators; provided, however, that, subject to certain exceptions, the Company shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person only if such proceeding was authorized by the board of directors of the Company. The right to indemnification conferred in Article V is a contract right and, subject to certain exceptions, includes the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition.

Article V of the By-laws also provides that the Company may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Company or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Company would have the power to indemnify such person against such liability under Article V of the By-laws.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number	Description
4.1

Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (File No. 333-46017) as filed with the Commission on February 10, 1998)

4.1.2

Certificate of Amendment to the Certificate of Incorporation of the Company, dated March 25, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-74365) as filed with the Commission on March 29, 1999)

4.1.3

Certificate of Amendment to the Certificate of Incorporation of the Company, dated May 7, 1999 (incorporated by reference to Exhibit 3.1.3 to the Company’s Form 10-Q as filed with the Commission on May 2, 2005)

4.2	Certificate of Designation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (File No. 333-46013) as filed with the Commission on February 10, 1998)
4.3	Amended and Restated By-laws of the Company, dated December 14, 2006 (incorporated by reference to Exhibit 3.1.3 to the Company’s Form 8-K as filed with the Commission on December 20, 2006)
4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-A (File No. 000-19658) as filed with the Commission on April 21, 1999)
5.1	Opinion of Fulbright & Jaworski L.L.P.*
23.1	Consent of Fulbright & Jaworski L.L.P. (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Ernst & Young LLP*
24.1	Powers of Attorney*
99.1	Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Commission on November 19, 2008)

*filed herewith

Item 9.  Undertakings.

(a)                                  The undersigned registrant hereby undertakes:

(1)                               To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                                  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)                               To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)                            To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2)                               That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                               To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 6, 2009.

TUESDAY MORNING CORPORATION

By:	/s/ Stephanie Bowman
Stephanie Bowman
Executive Vice President, Chief Financial Officer,
Secretary and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated

Signature	Title	Date

*	President, Chief Executive Officer	May 6, 2009
Kathleen Mason	and Director (Principal Executive Officer)

/s/ Stephanie Bowman	Executive Vice President and Chief	May 6, 2009
Stephanie Bowman	Financial Officer (Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	May 6, 2009
Bruce A. Quinnell

*	Director	May 6, 2009
Benjamin D. Chereskin

*	Director	May 6, 2009
David B. Green

*	Director	May 6, 2009
William J. Hunckler, III

*	Director	May 6, 2009
Starlette Johnson

*	Director	May 6, 2009
Robin P. Selati

*  Stephanie Bowman, by signing her name hereto, does hereby sign and execute this Registration Statement on behalf of the above-named directors of Tuesday Morning Corporation on this 6th day of May, 2009, pursuant to powers of attorney executed on behalf of such director, and contemporaneously filed with the Securities and Exchange Commission.

By:	/s/ Stephanie Bowman
Stephanie Bowman, Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
4.1

Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 (File No. 333-46017) as filed with the Commission on February 10, 1998)

4.1.2

Certificate of Amendment to the Certificate of Incorporation of the Company, dated March 25, 1999 (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1/A (File No. 333-74365) as filed with the Commission on March 29, 1999)

4.1.3

Certificate of Amendment to the Certificate of Incorporation of the Company, dated May 7, 1999 (incorporated by reference to Exhibit 3.1.3 to the Company’s Form 10-Q as filed with the Commission on May 2, 2005)

4.2	Certificate of Designation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (File No. 333-46013) as filed with the Commission on February 10, 1998)
4.3	Amended and Restated By-laws of the Company, dated December 14, 2006 (incorporated by reference to Exhibit 3.1.3 to the Company’s Form 8-K as filed with the Commission on December 20, 2006)
4.4	Form of Common Stock Certificate (incorporated by reference to Exhibit 1.1 to the Company’s Form 8-A (File No. 000-19658) as filed with the Commission on April 21, 1999)
5.1	Opinion of Fulbright & Jaworski L.L.P.*
23.1	Consent of Fulbright & Jaworski L.L.P. (included as part of its opinion filed as Exhibit 5.1 hereto)
23.2	Consent of Ernst & Young LLP*
24.1	Powers of Attorney*
99.1	Tuesday Morning Corporation 2008 Long-Term Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K as filed with the Commission on November 19, 2008)

*filed herewith